Exhibit 99.10

TORNIER N.V.

PRINS BERNHARDPLEIN 200

1097 JB AMSTERDAM

THE NETHERLANDS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 16, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 16, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M80000-S32473	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TORNIER N.V.

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1.    Approval of agreement and plan of merger, dated as of October 27, 2014, among Tornier N.V., Trooper Holdings Inc., Trooper Merger Sub Inc. and Wright Medical Group, Inc., and the transactions contemplated thereby, including the merger and the issuance of new ordinary shares in the capital of Tornier in connection with the merger.

	☐	☐	☐

2. Approval on an advisory basis of the specified compensatory arrangements between Tornier and its named executive officers relating to the proposed merger with Wright.	☐	☐	☐

3. Approval of amendment to Tornier’s articles of association to change the company name to Wright Medical Group N.V., effective as of the effective time of the proposed merger with Wright.	☐	☐	☐

4.    Approval of an amendment to Tornier’s articles of association to increase the authorized capital to €9,600,000 and the number of authorized Tornier ordinary shares to 320 million, effective as of the effective time of the proposed merger with Wright.

	☐	☐	☐

5. Grant of discharge to the following Tornier board members resigning effective as of the effective time of the proposed merger with Wright:

5a. Alain Tornier	☐	☐	☐

5b. Richard B. Emmitt	☐	☐	☐

6. Appointment of two executive directors and eight non-executive directors nominated by the Board of Directors.

6a. Appointment of Robert J. Palmisano for executive director. Mark “For” to appoint Mr. Palmisano.	☐	☐	☐

6b. Appointment of David H. Mowry for executive director. Mark “For” to appoint Mr. Mowry.	☐	☐	☐

6c. Appointment of Gary D. Blackford for non-executive director. Mark “For” to appoint Mr. Blackford.	☐	☐	☐

	For	Against	Abstain

6d. Appointment of Sean D. Carney for non-executive director. Mark “For” to appoint Mr. Carney.	☐	☐	☐

6e. Appointment of John L. Miclot for non-executive director. Mark “For” to appoint Mr. Miclot.	☐	☐	☐

6f. Appointment of Kevin C. O’Boyle for non-executive director. Mark “For” to appoint Mr. O’Boyle.	☐	☐	☐

6g. Appointment of Amy S. Paul for non-executive director. Mark “For” to appoint Ms. Paul.	☐	☐	☐

6h. Appointment of David D. Stevens for non-executive director. Mark “For” to appoint Mr. Stevens.	☐	☐	☐

6i. Appointment of Richard F. Wallman for non-executive director. Mark “For” to appoint Mr. Wallman.	☐	☐	☐

6j. Appointment of Elizabeth H.Weatherman for non-executive director. Mark “For” to appoint Ms. Weatherman.	☐	☐	☐

7. Approval of the Wright Medical Group N.V. amended and restated 2010 incentive plan.	☐	☐	☐

NOTE: In his discretion, upon such other matters as may properly come before the meeting.

Said attorneys and proxies, or their substitutes (or if only one, that one), at said meeting, or any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Note: If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

The undersigned acknowledges receipt prior to the execution of this proxy of a notice of extraordinary general meeting of shareholders and a joint proxy statement/prospectus dated [TBD], 2015.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:

The Notice and Joint Proxy Statement/Prospectus is available at www.proxyvote.com.

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M80001-S32473

TORNIER N.V.

PROXY

Extraordinary General Meeting of Shareholders

June 18, 2015

(Solicited on Behalf of the Board of Directors)

The undersigned shareholder of Tornier N.V. hereby constitutes and appoints David H. Mowry and Kevin M. Klemz, or either one of them, to act as the attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote for and otherwise to represent in the name, place and stead of the undersigned at the Extraordinary General Meeting of Shareholders of Tornier N.V. to be held at the Company’s offices at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, on Thursday, June 18, 2015 at 9:30 a.m. (Central European Time), the number of votes the undersigned would be entitled to cast if personally present at the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 5(a)-(b), PROPOSAL NO. 6(a)-(j) AND “FOR” EACH OTHER PROPOSAL. The instructions entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting.